                                                                    EXHIBIT 99.3

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR ADVICE, OR TO MAKE ANY REPRESENTATION, OTHER THAN WHAT IS CONTAINED IN THE MATERIALS MAILED WITH THIS BALLOT OR OTHER MATERIALS AUTHORIZED BY THE COURT.

                        UNITED STATES BANKRUPTCY COURT

                         FOR THE DISTRICT OF ________

- - - - - - - - - - - - - - - - - -x

In re                              :

     MERISEL, INC.,                :  Case No. [    ]
                                      Chapter 11
                        Debtor.    :

- - - - - - - - - - - - - - - - - -x


                   MASTER BALLOT FOR ACCEPTING OR REJECTING
                    PLAN OF REORGANIZATION OF MERISEL, INC.
                       (12 1/2% SENIOR NOTES DUE 2004)
                                   (CLASS 4)


          This Master Ballot is being sent to brokers, proxy intermediaries or other nominees of beneficial owners of 12 1/2% Senior Notes due 2004 of Merisel, Inc. ("Merisel", and such securities being the "12.5% Notes"). The Plan of Reorganization of Merisel, Inc., dated ___________, 1997 (the "Plan"), can be confirmed by the Bankruptcy Court and thereby made binding on beneficial owners if it is accepted by the holders of at least two-thirds in dollar amount and more than one-half in number of

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12.5% Notes claims voting on the Plan. In the event the requisite acceptances are not obtained, the Bankruptcy Court may nevertheless confirm the Plan if the Bankruptcy Court finds that the Plan accords fair and equitable treatment to the class or classes rejecting it and otherwise satisfies the requirements of 11 U.S.C. (S) 1129(b). To have the votes of beneficial owners count, you must complete and return this Master Ballot.

          PLEASE READ AND FOLLOW THE ATTACHED INSTRUCTIONS CAREFULLY. COMPLETE, SIGN AND DATE THIS MASTER BALLOT AND RETURN IT SO THAT IT IS RECEIVED BY 5:00 P.M., EASTERN TIME, ON _________, 1997 BY ___________, AS VOTING AGENT, AT THE FOLLOWING ADDRESS:

By Mail:                                   By Messenger or Overnight Courier:
-------                                    ---------------------------------

     [TO COME]                                       [TO COME]

DO NOT FAX YOUR BALLOT TO THE VOTING AGENT.  FAXED BALLOTS WILL NOT BE COUNTED.

ITEM 1. AGGREGATE FACE AMOUNT OF 12.5% NOTES AS TO WHICH VOTES ARE CAST. By signing this Master Ballot, the undersigned certifies that it is the registered owner as of _________, 1997, of $__________ aggregate face amount of 12.5% Notes, for which voting instructions have been received from beneficial owners for whom the undersigned owns 12.5% Notes in its name (the "Beneficial Owners") as listed in Item 3 below.

ITEM 2. CLASS 4 12.5% NOTES CLAIMS VOTE ON PLAN -- AGGREGATE FACE AMOUNT (IN DOLLARS).

As instructed by the Beneficial Owners of the aggregate face amount of 12.5% Notes set forth in Item 1 above, the undersigned transmits the following votes of such Beneficial Owners in respect of their 12.5% Notes:



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     To ACCEPT (vote FOR) the Plan       $________________________
                                          Aggregate face amount of
                                          12.5% Notes



     To REJECT (vote AGAINST) the Plan   $________________________
                                          Aggregate face amount of
                                          12.5% Notes

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ITEM 3.  CLASS 4 12.5% NOTES CLAIMS VOTE ON PLAN -- NUMBER OF BENEFICIAL OWNERS.

The undersigned certifies that the following Beneficial Owners of 12.5% Notes, as identified by their respective customer account numbers or the respective sequence numbers set forth below, have delivered to the undersigned ballots casting votes (indicate the aggregate face amount for each respective account under the appropriate column) (please use additional sheets of paper if necessary):


                                                    FACE AMOUNT OF 12.5% NOTES
                                                    --------------------------
  Customer Name and/or                                    To Reject
  Account Number for           To Accept (For)          (Against) the
  Each Beneficial               the Plan of                Plan of
  Owner of 12.5% Notes         Reorganization           Reorganization
  -----------------------    -------------------       -----------------
 1. ---------------------    $ ---------------------   $ ---------------------
 2. ---------------------    $ ---------------------   $ ---------------------
 3. ---------------------    $ ---------------------   $ ---------------------
 4. ---------------------    $ ---------------------   $ ---------------------
 5. ---------------------    $ ---------------------   $ ---------------------
 6. ---------------------    $ ---------------------   $ ---------------------
 7. ---------------------    $ ---------------------   $ ---------------------
 8. ---------------------    $ ---------------------   $ ---------------------
 9. ---------------------    $ ---------------------   $ ---------------------
10. ---------------------    $ ---------------------   $ ---------------------


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ITEM 4. The undersigned certifies that it has transcribed below the information, if any, provided in Item 3 of each ballot received from a Beneficial Owner (please use additional sheets of paper if necessary):

YOUR CUSTOMER                    NAME OF REG-     FACE AMOUNT
 NAME AND/OR                       ISTERED        OF CONVERT-    AMOUNT OF
 ACCOUNT NUM-    ACCOUNT NUM-     HOLDER OR       IBLE 12.5%    OTHER CLASS
 BER FOR EACH        BER           NOMINEE          NOTES         4 CLAIMS
  BENEFICIAL     OF OTHER AC-    OF OTHER AC-     HELD AND VOT-   HELD AND
    OWNER          COUNT            COUNT              ED          VOTED
-------------   -------------   --------------   -------------  --------------

1.                                                $              $
  -------------   -------------   --------------    -----------    -----------


2.                                                $              $
  -------------   -------------   --------------    -----------    -----------


3.                                                $              $
  -------------   -------------   --------------    -----------    -----------


4.                                                $              $
  -------------   -------------   --------------    -----------    -----------


5.                                                $              $
  -------------   -------------   --------------    -----------    -----------


ITEM 5. By signing this Master Ballot, the undersigned certifies that each Beneficial Owner of 12.5% Notes whose votes are being transmitted by this Master Ballot has been provided with a copy of the Disclosure Statement, the Plan, the order approving the Disclosure Statement, the notice of the confirmation hearing and objection dates, and any solicitation letters ordered by the Bankruptcy Court to be transmitted to holders of claims entitled to vote on the Plan.

ITEM 6. By signing this Master Ballot, the undersigned certifies that it is the registered or record holder of the 12.5% Notes to

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which this Master Ballot pertains and/or has full power and authority to vote to accept or reject the Plan.

This Master Ballot may not be used for any purpose other than for casting votes to accept or reject the Plan.

This Master Ballot is to be used by brokers, proxy intermediaries or other nominees for casting votes to accept or reject the Plan on behalf of Beneficial Owners holding 12.5% Notes.


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

Name of Creditor:

______________________________________________________________
     (Print or Type)

By:____________________________________________________________
       (Signature of Creditor or Authorized Agent)
Print Name of
Signatory:______________________________________________________
               (If Appropriate)

Title:__________________________________________________________

Street Address:_________________________________________________

________________________________________________________________
            City, State and Zip Code

Telephone Number:(      )
                 _______________________________________________

________________________________________________________________
      Social Security or Federal Tax I.D. No.

Date Completed:_________________________________________________

YOUR VOTE MUST BE RECEIVED BY _______________________________
(ATTN: MERISEL, INC. BALLOT SOLICITATION GROUP) BY 5:00 P.M., EASTERN TIME, ON _______, 1997 OR YOUR VOTE WILL NOT BE COUNTED. PLEASE MAKE SURE YOU HAVE PROVIDED ALL INFORMATION REQUESTED BY THE INSTRUCTIONS FOR COMPLETING THIS MASTER BALLOT



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                      INSTRUCTIONS FOR COMPLETING BALLOT

          Merisel, Inc. ("Merisel"), debtor-in-possession, is soliciting votes of beneficial holders of securities on its Plan of Reorganization, dated _________, 1997 (the "Plan"), referred to in the Disclosure Statement dated
_________, 1997 (the "Disclosure Statement"). Please review the Disclosure Statement and Plan carefully before you complete the Master Ballot. The capitalized terms used herein and in the Master Ballot and not otherwise defined herein shall have the meaning ascribed to them in the Plan.

          THE MASTER BALLOT IS NOT A LETTER OF TRANSMITTAL AND MAY NOT BE USED
                               ---
FOR ANY PURPOSE OTHER THAN TO CAST VOTES TO ACCEPT OR REJECT THE PLAN. Holders should not surrender, at this time, certificates representing their securities,
       ---
and Merisel will not accept delivery of any such certificates surrendered
                 ---
together with this Master Ballot. Surrender of securities for exchange may only be made by you, and will only be accepted pursuant to a letter of transmittal which will be furnished to you by Merisel following confirmation of the Plan by the United States Bankruptcy Court.

          To have the votes of your customers count, you must complete, sign and return this Master Ballot so that it is received by the Voting Agent,
                                        --------
___________ (the "Voting Agent"), [address], not later than 5:00 p.m., Eastern Time, on [date], 1997 (the "Voting Deadline"). Do not deliver completed ballots to the Voting Agent by telecopier. Faxed Ballots will not be counted.

          To complete the Master Ballot properly, take the following steps:

          (a) Provide appropriate information for each of the items on the Master Ballot. Please note that Item 3 requests information for each individual beneficial owner for whom you

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hold the 12.5% Notes in your name (the "Beneficial Owners"). If you are unable to disclose the identity of such Beneficial Owners, please use the customer account number assigned by you to each such Beneficial Owner or, if no such customer account number exists, please use the sequential numbers provided (making sure to retain a separate list of each Beneficial Owner and his or her assigned sequential number).

          (b) Vote to accept (for) or reject (against) the Plan in Item 2 for the 12.5% Notes held by you as the registered or record holder on behalf of the Beneficial Owners.

          (c) Fill in the information requested in Item 4 for each beneficial owner that completed item 3, if applicable.

          (d)  Read Items 5 and 6 carefully.

          (e) Sign and date your Master Ballot.

          (f) If you are completing this Master Ballot on behalf of another entity, state your title with such entity.

          (g) Provide your name and mailing address.

          Please contact the Voting Agent in order to arrange for delivery of the completed Beneficial Owner Ballots and the completed Master Ballot to its offices.

          . You may either (i) deliver the Beneficial Owner Ballot to each Beneficial Owner for whom you hold 12.5% Notes, and take any action required to enable each such Beneficial Owner to timely vote his or her 12.5% Notes to accept or reject the Plan; or (ii) prevalidate the beneficial owner ballot contained in the information Package (by signing that ballot and by indicating on that ballot the record holder of the Debt Securities voted, the



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               principal amount, and the appropriate account numbers through which the beneficial owner's holdings are derived) and then forward the Information Package to the beneficial owner of the Debt Securities for voting so that the beneficial owner may return the completed beneficial owner ballot directly to the Voting Agent in the return envelope provided in the information Package. With regard to any Beneficial Owner Ballots returned to you, you must (1) execute the Master Ballot so as to reflect the voting instructions given to you in the Beneficial Owner Ballots by the Beneficial Owners for whom you hold 12.5% Notes and (2) forward such Master Ballots to the Voting Agent.

          .    If you are both the registered or record holder and Beneficial
                                                               ---
               Owner of any 12.5% Notes and you wish to vote such 12.5% Notes, you must return a Beneficial Owner Ballot.

          No fees or commissions or other remuneration will be payable to any broker, dealer or other person for soliciting Ballots accepting the Plan. We will, however, upon request, reimburse you for customer mailing and handling expenses incurred by you in forwarding the Beneficial Owner Ballots and other enclosed materials to your clients.

          IF YOU HAVE ANY QUESTIONS REGARDING THIS MASTER BALLOT OR THE VOTING PROCEDURES, OR IF YOU NEED ADDITIONAL COPIES OF THE MASTER BALLOT, THE BENEFICIAL OWNER BALLOT OR THE OTHER ENCLOSED MATERIALS, PLEASE CALL ______________________ AS VOTING AGENT AT (___) ___-____.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT FOR MERISEL OR THE VOTING AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH

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RESPECT TO THE PLAN, EXCEPT FOR THE STATEMENTS CONTAINED IN THE
DOCUMENTS ENCLOSED HEREWITH.

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